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                                                                 EXHIBIT 10.31.4

                                 PROMISSORY NOTE



US$4,174,078
                                                          Fairfield, Connecticut
Due Date: March 1, 2021                                    Dated:  March 1, 2001


         FOR VALUE RECEIVED the undersigned (the "Borrower"), promise to pay to the order of UAG CONNECTICUT, LLC, a Delaware limited liability company (the "Lender"), at its office set forth below or at such other place as Lender may designate in writing, the principal sum of Four Million One Hundred and Seventy Four Thousand and Seventy Eight Dollars ($4,174,078) in consecutive equal quarterly payments of Fifty Two Thousand One Hundred Seventy Five and 98/100 Dollars ($52,175.98) with interest as hereinafter provided, all in lawful money of the United States of America.

         Interest shall accrue on the outstanding principal balance hereof at a per annum rate, calculated on a 360 day basis, equal to the average of (i) the one-month London Interbank Offered Rate ("LIBO Rate") published in the Wall Street Journal the first business day of each month during the term of this Note and (ii) the LIBO Rate for the 16th day of the immediately preceding month (or, if such date is not a business day, for the immediately preceding business day) plus Two Hundred Twenty Five basis points (2.25%). All outstanding principal and all accrued and unpaid interest shall be due on March 1, 2021.

         This Note may be prepaid, in full or in part without penalty. All partial prepayments shall be applied against the last accruing installment or amount due under this Note and no partial prepayments shall affect the obligation of Borrower to continue making all payments specified in this Note until the entire unpaid principal and all accrued interest shall have been paid in full.

         Borrower expressly assumes all risks of loss or delay in the delivery of any payment made by mail, and no course of conduct or dealing shall affect Borrower's assumption of these risks.

         If an Event of Default, as defined below, occurs, then, Lender shall have the right, as its sole option, to declare the entire balance of principal then remaining unpaid, with accrued interest thereon (the "Debt"), immediately due and payable without presentment, demand, or notice of any kinds, all of which are expressly waived by Borrowers. Thereafter, the Debt shall bear interest at the maximum interest rate permitted by law, until paid in full. The occurrence of the following constitutes an "Event of Default:" the Borrower fails to make full and timely payments of principal and interest when due under this Note.

         Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Borrower's failure to pay the entire amount due shall be and continue to be an event of default. Borrower do hereby jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest or


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protest of this Note and any Lender diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers, or modifications as may be granted by Lender with respect to payment or any other provisions of this Note and to the release of any collateral or any part thereof, with or without substitution. The liability of Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other person. Borrower agrees to pay all of Lender's costs incurred in the collection of this Note, including reasonable attorney fees. This Note shall be deemed to have been executed in, and all rights and obligations hereunder shall be governed by, the laws of the State of Connecticut.

         The obligations of Borrower to Lender hereunder are secured in accordance with the terms of a Pledge Agreement dated March 1, 2001 by and between Borrower, Lender and Automotive Group Realty, LLC. Notwithstanding anything herein to the contrary, Borrower's payments of the Debt are subject to
Section 8.5 of the Operating Agreement dated March 1, 2001 by and between Borrower and Lender.

         All amounts set forth in this Note are in United States of America dollars and currency ("US"), unless otherwise noted.


BORROWER ADDRESS:                               BORROWER:

342 West Putnam Avenue                          THE MILLER CONTINENTAL
Greenwich, CT  06838                            GROUP LLC
Attn: Richard S. Koppelman

                                                /s/ Richard S. Koppelman
                                                ------------------------
                                                By:    Richard S. Koppelman
                                                Its:   Manager

LENDER ADDRESS:

UAG Connecticut, LLC
One Harmon Plaza
9TH Floor
Secaucus, NJ  07094
Attn: Robert T. O'Shaughnessy













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